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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF THE ISSUER AND BERMUDA HOLDINGS
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                                                       Jurisdiction of
Name                                                    Incorporation    % Owned
----------------------------------------------------  -----------------  --------

Terra Nova (Bermuda) Holdings Ltd.                    Bermuda                100%
   Terra Nova (Bermuda) Insurance Co.                 Bermuda                100%
     TN Investments Ltd.                              Bermuda                100%
     Terra Nova Underwriting Agency Ltd.              Bermuda                100%
   Terra Nova Insurance (UK) Holdings plc             England and Wales      100%
     Terra Nova Asset Management Limited              England and Wales      100%
     Octavian Syndicate Management Limited            England and Wales      100%
       Octavian Computer Services Limited             England and Wales      100%
       Octavian Leasing Limited                       England and Wales      100%
     Terra Nova Capital Limited                       England and Wales      100%
     Terra Nova Insurance Company Limited             England and Wales      100%
       Terra Nova S.A.S.                              France                 100%
          Compagnie de Reassurance d'Ile de France    France                 100%
     Terra Nova Pension Trustee Limited               England and Wales      100%
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